Exhibit 99.1
Calix Reports Fourth Quarter 2016 Financial Results

PETALUMA, CA – February 14, 2017 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the fourth quarter ended December 31, 2016. Revenue for the fourth quarter of 2016 was $131.8 million, an increase of 25.5% compared to $105.0 million for the fourth quarter of 2015.
“We ended 2016 with record revenues for the fourth quarter as well as the full year 2016 which marks our fourth consecutive year of growth. We expect this growth to continue as service providers increasingly deploy transformative solutions from our software defined access portfolio,” said Carl Russo, Calix, Inc. President and CEO. “However, as we invested in our services offerings we experienced higher than expected costs in our turnkey network improvement projects, particularly as activity accelerated to meet project schedules, resulting in earnings coming in below our expectations,” added Russo.
The GAAP net loss for the fourth quarter of 2016 was $11.5 million, or $(0.23) per basic and fully diluted share, compared to a GAAP net loss of $9.5 million, or $(0.19) per basic and fully diluted share, for the fourth quarter of 2015.
“We can see a finite period through the first half of 2017 during which these higher costs will continue to impact a part of our services business,” said William Atkins, Calix, Inc. Executive Vice President and CFO. “We also see strong revenue momentum and an array of opportunities with both existing and prospective customers heading into 2017. We will continue to focus resources on our growth initiatives including the software defined access portfolio while optimizing our cost structure, as planned, in the traditional systems and services segment,” added Atkins.
The company’s non-GAAP net loss for the fourth quarter of 2016 was $6.8 million, or $(0.14) per fully diluted share, compared to a non-GAAP net loss of $1.7 million, or $(0.03) per fully diluted share, for the fourth quarter of 2015. A reconciliation of our fourth quarter 2016 operating results from GAAP to non-GAAP is provided in this release.
Outlook
Calix is providing forward-looking estimates for Q1 2017 and full year 2017 results as follows:
Q1 2017

Revenue	$110.0 - $114.0 million, representing growth of 11.8% - 15.9% year-over-year
Non-GAAP Gross Margin	30.0% - 34.0%
Non-GAAP Operating Expense	$61.0 - $63.0 million
Non-GAAP net loss per share	($0.57) - ($0.49)
Full year 2017
The company is projecting revenue growth of 10% or more relative to 2016 and projecting to achieve a lower net loss on a non-GAAP basis for the full year compared to 2016.
The company estimates that GAAP EPS will be approximately $0.10 lower for Q1 2017 and approximately $0.34 lower for full year 2017 due to the inclusion of stock-based compensation and amortization of intangibles. A reconciliation of the GAAP to non-GAAP outlook is provided in this release.

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Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its fourth quarter 2016 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix website at http://investor-relations.calix.com.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix, Inc. (NYSE: CALX) pioneered Software Defined Access (SDA) and is a global leader in platform innovations for Access Networks. Its portfolio of access systems and services combines AXOS, the revolutionary platform for access, with Compass cloud, an innovative SDA-based framework for network data analytics and subscriber experience assurance. Together, they enable communications service providers to transform their businesses and be the winning service providers of tomorrow. For more information, visit the Calix website at www.calix.com.
Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, statements about potential customer or market opportunities, our opportunities with existing and prospective customers and our future financial performance (including our outlook for Q1 2017 and full year 2017). Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to fluctuations in our financial and operating results, the capital spending decisions of our customers, changes in regulations and/or government sponsored programs, competition, our ability to achieve market acceptance of new products and solutions, our ability to grow our customer base, fluctuations in costs associated with our products and services, as well as the risks and uncertainties described in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss), non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP loss before provision of income taxes and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation, amortization of acquisition-related intangible assets, and non-recurring acquisition-related costs, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Revenue	$131,800	$104,999	$458,787	$407,463
Cost of revenue:
Products and services (1)	78,800	56,373	253,465	208,681
Amortization of intangible assets	814	2,089	4,104	8,353
Total cost of revenue	79,614	58,462	257,569	217,034
Gross profit	52,186	46,537	201,218	190,429
Operating expenses:
Research and development (1)	30,944	22,829	106,869	89,714
Sales and marketing (1)	24,825	21,165	83,675	78,563
General and administrative (1)	8,652	9,726	41,592	38,454
Amortization of intangible assets	—	2,552	1,701	10,208
Litigation settlement gain	—	—	(4,500)	—
Total operating expenses	64,421	56,272	229,337	216,939
Loss from operations	(12,235)	(9,735)	(28,119)	(26,510)
Interest and other income (expense), net:
Interest income	126	271	737	1,285
Interest expense	(96)	(223)	(585)	(1,144)
Other income (expense), net	615	298	912	571
Total interest and other income (expense), net	645	346	1,064	712
Loss before provision for (benefit from) income taxes	(11,590)	(9,389)	(27,055)	(25,798)
Provision for (benefit from) income taxes	(107)	157	347	535
Net loss	$(11,483)	$(9,546)	$(27,402)	$(26,333)
Net loss per common share:
Basic and diluted	$(0.23)	$(0.19)	$(0.56)	$(0.51)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	49,146	50,578	48,730	51,489

(1)	Includes stock-based compensation as follows:
Cost of revenue	$188	$160	$672	$709
Research and development	1,406	1,138	5,125	4,797
Sales and marketing	1,263	943	4,586	4,712
General and administrative	1,062	971	3,902	3,587
	$3,919	$3,212	$14,285	$13,805

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Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$50,359	$23,626
Marketable securities	27,748	49,964
Accounts receivable, net	51,336	47,155
Inventory	44,545	47,667
Deferred cost of revenue	34,763	4,918
Prepaid expenses and other current assets	10,571	9,470
Total current assets	219,322	182,800
Property and equipment, net	17,984	17,149
Goodwill	116,175	116,175
Intangible assets, net	813	6,618
Other assets	1,181	1,144
Total assets	$355,475	$323,886
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,827	$19,603
Accrued liabilities	69,715	35,512
Deferred revenue	27,854	12,124
Total current liabilities	121,396	67,239
Long-term portion of deferred revenue	20,237	19,569
Other long-term liabilities	878	1,293
Total liabilities	142,511	88,101
Stockholders' equity:
Common stock	1,368	1,326
Additional paid-in capital	836,563	818,754
Accumulated other comprehensive loss	(656)	(195)
Accumulated deficit	(584,325)	(556,923)
Treasury stock	(39,986)	(27,177)
Total stockholders' equity	212,964	235,785
Total liabilities and stockholders' equity	$355,475	$323,886

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Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Twelve Months Ended
	December 31,	December 31,
	2016	2015
Operating activities:
Net loss	$(27,402)	$(26,333)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,319	10,262
Loss on retirement of property and equipment	—	24
Amortization of intangible assets	5,805	18,561
Amortization of premiums relating to available-for-sale securities	382	907
Stock-based compensation	14,285	13,805
Changes in operating assets and liabilities:
Restricted cash	—	295
Accounts receivable, net	(4,185)	(16,411)
Inventory	3,122	(915)
Deferred cost of revenue	(29,845)	162
Prepaid expenses and other assets	(1,197)	2,889
Accounts payable	4,236	(4,021)
Accrued liabilities	34,913	(3,781)
Deferred revenue	16,398	(422)
Other long-term liabilities	(412)	(363)
Net cash provided by (used in) operating activities	24,419	(5,341)
Investing activities:
Purchases of property and equipment	(9,839)	(7,278)
Purchases of marketable securities	(16,478)	(60,002)
Maturities of marketable securities	38,400	71,945
Net cash provided by investing activities	12,083	4,665
Financing activities:
Proceeds from exercise of stock options	17	638
Proceeds from employee stock purchase plan	5,650	4,888
Payments for repurchases of common stock	(12,809)	(27,177)
Taxes paid for awards vested under equity incentive plans	(2,101)	(2,352)
Payments for debt issuance costs	—	(138)
Net cash used in financing activities	(9,243)	(24,141)
Effect of exchange rate changes on cash and cash equivalents	(526)	(386)
Net increase (decrease) in cash and cash equivalents	26,733	(25,203)
Cash and cash equivalents at beginning of period	23,626	48,829
Cash and cash equivalents at end of period	$50,359	$23,626

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
GAAP net loss	$(11,483)	$(9,546)	$(27,402)	$(26,333)
Adjustments to reconcile GAAP net loss to
non-GAAP net income (loss):
Stock-based compensation	3,919	3,212	14,285	13,805
Amortization of intangible assets	814	4,641	5,805	18,561
Acquisition-related costs	—	24	351	372
Non-GAAP net income (loss)	$(6,750)	$(1,669)	$(6,961)	$6,405
Non-GAAP net income (loss) per common share:
Basic	$(0.14)	$(0.03)	$(0.14)	$0.12
Diluted	$(0.14)	$(0.03)	$(0.14)	$0.12
Weighted average number of shares used to compute
non-GAAP net income (loss) per common share:
Basic	49,146	50,578	48,730	51,489
Diluted (1)	49,146	50,578	48,730	52,038
(1) Includes the dilutive effect of outstanding stock options, restricted stock units and ESPP.

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)
Three Months Ended December 31, 2016

	GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Acquisition-Related Costs	Non-GAAP
Revenue	$131,800	$—	$—	$—	$131,800
Cost of revenue	79,614	(188)	(814)	—	78,612
Gross profit	52,186	188	814	—	53,188
Gross margin	39.6%	0.1%	0.6%	—%	40.4%
Operating expenses	64,421	(3,731)	—	—	60,690
Operating loss	(12,235)	3,919	814	—	(7,502)
Interest and other income (expense), net	645	—	—	—	645
Loss before provision for income taxes	(11,590)	3,919	814	—	(6,857)
Benefit from income taxes	(107)	—	—	—	(107)
Net loss	$(11,483)	$3,919	$814	$—	$(6,750)
Weighted average diluted shares used to
compute net loss per common share	49,146	49,146	49,146	49,146	49,146
Net loss per diluted share	$(0.23)	$0.08	$0.02	$—	$(0.14)

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Calix, Inc.
Reconciliation of GAAP to Non-GAAP Outlook
(Unaudited, in thousands, except per share data)
Three Months Ending April 1, 2017

Outlook	GAAP	Stock-Based Compensation	Amortization of Intangible Assets	Non-GAAP
Gross margin	29.3% - 33.2%	0.02%	0.71% - 0.74%	30.0% - 34.0%
Operating expenses	$ 64,919 - $ 66,919	$ (3,919)	$ -	$ 61,000 - $ 63,000
Net loss per diluted share	$ (0.67) - $ (0.59)	$ 0.08	$ 0.02	$ (0.57) - $ (0.49)

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Outlook
(Unaudited)

Outlook	Twelve Months Ending December 31, 2017
Estimated per common share adjustments for:
Stock-based compensation	$0.32
Amortization of intangible assets	0.02
Total GAAP to non-GAAP net loss per common share adjustments	$0.34
Investor Inquiries:

Thomas J. Dinges, CFA
408-474-0080
Tom.Dinges@calix.com